UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report:

November 15, 2005

(Date of Earliest Event Reported: November 9, 2005)

EL PASO CORPORATION

(Exact name of Registrant as specified in its charter)

Delaware	1-14365	76-0568816
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

El Paso Building

1001 Louisiana Street

Houston, Texas 77002

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (713) 420-2600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Item 5.02  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

    On October 24, 2005, we announced that John R. (J.R.) Sult had joined El Paso Corporation and would be assuming the position of Senior Vice President and Chief Accounting Officer following the filing of our third quarter Form 10-Q.  We have now filed our third quarter Form 10-Qs, and the appointment of Mr. Sult as Senior Vice President and Controller (our Chief Accounting Officer) is effective November 14, 2005.  Mr. Sult, age 46, served as Vice President and Controller of Halliburton Energy Services Company from 2004 to 2005. From 2002 to 2004, Mr. Sult served as an independent consultant providing finance and accounting advisory services to companies in the energy industry. Prior to that, Mr. Sult was employed by Arthur Andersen LLP where he served as an audit partner from 1994 to 2002.

    Although Mr. Sult does not have an employment agreement with El Paso, we have agreed to provide Mr. Sult a sign-on bonus which is repayable to El Paso if Mr. Sult were to terminate his employment with El Paso within the first twelve months.  Mr. Sult will also receive a guaranteed minimum incentive bonus for the 2005 performance year. Beginning in 2006, Mr. Sult’s target annual cash incentive bonus opportunity will depend on the level of both individual and company performance, as described in the El Paso 2005 proxy statement.  In addition, Mr. Sult will be eligible to participate in all other plans and programs available to senior officers of El Paso, as further described in El Paso’s 2005 proxy statement.  Except for the employment arrangements described, there are no other material relationships or transactions between Mr. Sult and El Paso or any of El Paso’s directors, executive officers, or major security holders, or the immediate family members of any such person. In addition, there are no family relationships between Mr. Sult and any director or executive officer of El Paso.  El Paso does not have any employment agreements with any of its officers.

    Mr. Sult is replacing Jeffrey I. Beason who resigned the position of Senior Vice President and Controller effective November 14, 2005. Mr. Beason will continue as an employee of El Paso during a short transition period.

Item 8.01  Other Information.

    On November 9, 2005, Ronald L. Kuehn, Jr., the Chairman of El Paso’s Board of Directors, entered into a trading plan intended to comply with Rule 10b5-1(c)(3) of the Securities Act of 1933, as amended.  Mr. Kuehn has established the plan in order to provide that currently outstanding stock options held by Mr. Kuehn and which expire on September 2, 2006, may be exercised and sold prior to their expiration. The Smith Barney Division of Citigroup Global Markets Inc., an independent broker, will execute any sales under the plan.  By filing this report El Paso does not undertake to report the establishing of future 10b5-1 plans by Mr. Kuehn or other officers or directors of El Paso or to report modifications, terminations, transactions or other activities under such plans.

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

EL PASO CORPORATION

By:	/s/ D. Mark Leland
D. Mark Leland
Executive Vice President and
Chief Financial Officer
(Principal Financial Officer)

Dated:  November 15, 2005